Exhibit 10.1
EXECUTION VERSION
FIRST AMENDMENT TO CREDIT AGREEMENT
This Amendment is entered into as of February 27, 2026, by and among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Borrower”), Bunge Global SA, a corporation incorporated under the laws of Switzerland (the “Guarantor”), the Lenders party hereto, and CoBank, ACB, in its capacity as Administrative Agent.
The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of October 3, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The Guarantor is party to the Guaranty dated as of October 3, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), pursuant to which the Guarantor has guaranteed the payment of all Obligations.
The Borrower has requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to grant such request on the terms and subject to the conditions set forth herein.
ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:
1.    Definitions. As used herein, all terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.
2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex A-1 attached hereto (the “Amended Credit Agreement”). Annex A-2 attached hereto sets forth a clean copy of the Amended Credit Agreement after giving effect to such amendments.
3.    No Other Changes. Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.
4.    References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Amended Credit Agreement, and any and all references in any other Loan Documents to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement.
5.    Confirmation of Guarantor. The Guarantor consents to the terms of this Amendment and acknowledges that all indebtedness arising under the Amended Credit Agreement constitutes an Obligation guarantied under the Guaranty Agreement. The confirmation set forth in this Section 5 shall not be deemed to limit the terms of the Guaranty Agreement in any manner. The Guarantor acknowledges that (a) this Section 5 merely confirms the terms of the Guaranty Agreement, (b) no such confirmation is required in connection with this Amendment or any future amendment to or restatement of the Credit Agreement or any document executed in connection with the Credit Agreement or this Amendment, and (c) the Borrower, the Administrative Agent and the Lenders may amend the Credit Agreement and other Loan Documents without the consent of the Guarantor and without impairing the rights of the Lenders or the Administrative Agent under the Guaranty Agreement.

Exhibit 10.1
6.    Release. Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and each Lender, and any and all participants, parent entities, subsidiaries, affiliates, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Loan Party has or claims to have, or may at any time have or claim to have, against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever, arising on or before the date of this Amendment, in any way relating to or arising out of the Loan Documents (including but not limited to any amendment thereof), or any action taken or omitted under the Loan Documents on or before the date of this Amendment, or otherwise relating to the Obligations, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
7.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)    Each Loan Party has the power and authority to make, deliver and perform this Amendment, and to perform the Amended Credit Agreement and the other Loan Documents to which it is a party. This Amendment has been duly executed and delivered on behalf of such Loan Party to the Administrative Agent and the Lenders, and each of this Amendment, the Amended Credit Agreement and the other Loan Documents to which such Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.
(b)    The execution, delivery and performance by each Loan Party of this Amendment, and the performance of the Amended Credit Agreement and the other Loan Documents to which it is a party, have been duly authorized by all necessary corporate or limited liability company action and do not and will not (i) require any consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person, or (ii) violate any Requirement of Law or any Contractual Obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien (other than any Borrower Permitted Lien) on any of such Loan Party’s properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.
(c)    All of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (including, without limitation, Section 3 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof as if made on and as of such date (unless any representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); provided that, any representation or warranty already qualified by materiality shall be true and correct in all respects as of such date.
(d)    No Default or Event of Default has occurred and is continuing on the date hereof.
8.    Conditions. Section 2 of this Amendment shall be effective only if the Administrative Agent has received each of the following:
(a)    this Amendment, duly executed by the parties hereto; and

Exhibit 10.1
(b)    evidence of the Applicable Moody’s Rating and/or Applicable S&P Rating as of the date hereof.
9.    No Waiver. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, or breach, default or event of default under any other Loan Document, whether or not known to the Administrative Agent or any Lender and whether or not existing on the date of this Amendment.
10.    Miscellaneous. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Amendment, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page to this Amendment by facsimile or by e-mail transmission shall, upon request, also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
11.    Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 8.5 of the Credit Agreement to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and the other documents, agreements and certificates contemplated hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent.
Signature pages follow.

Exhibit 10.1
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BUNGE LIMITED FINANCE CORP., as Borrower

By: /s/ Pratik Mohta
Name: Pratik Mohta
Title: Treasurer

BUNGE GLOBAL SA, as Guarantor

By: /s/ Jerry Matthews Simmons, Jr.
Name: Jerry Matthews Simmons, Jr.
Title: Controller, Principal Accounting Officer

By: /s/ Lisa Ware-Alexander
Name: Lisa Ware-Alexander
Title: Secretary

Signature Page to First Amendment to Credit Agreement

Exhibit 10.1
COBANK, ACB, as Administrative Agent and a Lender
By: /s/ Marco Solis
Name: Marco Solis
Title: Vice President
Signature Page to First Amendment to Credit Agreement

Exhibit 10.1
WRITTEN CONSENT OF VOTING PARTICIPANTS

AGCAROLINA FARM CREDIT, FLCA, as a Voting Participant By: /s/ James Whitley Name: James Whitley Title: Vice President	AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Voting Participant By: /s/ Taylor Jensen Name: Taylor Jensen Title: Vice President, Capital Markets
AGFIRST FARM CREDIT BANK, as a Voting Participant By: /s/ Shawn Cromer Name: Shawn Cromer Title: AVP – Capital Markets	AMERICAN AGCREDIT, FLCA, as a Voting Participant By: /s/ Leah Speck Name: Leah Speck Title: Senior Relationship Manager
CAPITAL FARM CREDIT, FLCA, as a Voting Participant By: /s/ Vladimir Kolesnikov Name: Vladimir Kolesnikov Title: Capital Markets Director	COMPEER FINANCIAL, FLCA, as a Voting Participant By: /s/ Mike C. Hawkins Name: Mike C. Hawkins Title: Director, Capital Markets
FARM CREDIT BANK OF TEXAS, as a Voting Participant By: /s/ Jerardo Jasso Name: Jerardo Jasso Title: Portfolio Manager	FARM CREDIT EAST, ACA, as a Voting Participant By: /s/ Katherine Weber Name: Katherine Weber Title: AVP
FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant By: /s/ Austin Taylor Name: Austin Taylor Title: Vice President	FARM CREDIT OF SOUTHERN COLORADO, FLCA, as a Voting Participant By: /s/ Charles Blasi Name: Charles Blasi Title: Chief Credit Officer (CCO)
Signature Page to First Amendment to Credit Agreement

Exhibit 10.1

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant By: /s/ Taylor Jensen Name: Taylor Jensen Title: Vice President, Capital Markets	FRESNO-MADERA PRODUCTION CREDIT ASSOCIATION, as a Voting Participant By: /s/ James Harris Name: James Harris Title: Vice President Capital Markets
GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant By: /s/ Bradley K. Hibbert Name: Bradley K. Hibbert Title: VP Capital Markets	AGWEST FARM CREDIT, FLCA, as a Voting Participant By: /s/ John Cullen Name: John Cullen Title: AVP
HIGH PLAINS FARM CREDIT, ACA, as a Voting Participant By: /s/ Alan Robinson Name: Alan Robinson Title: Director	HORIZON FARM CREDIT, FLCA, as a Voting Participant By: /s/ Will Massey Name: Will Massey Title: Executive Director
YOSEMITE LAND BANK, FLCA, as a Voting Participant By: /s/ Madeline Price Name: Madeline Price Title: AVP – Capital Markets RM	AGHERITAGE FARM CREDIT SERVICES, FLCA, as a Voting Participant By: /s/ Libby Claire Nichols Name: Libby Claire Nichols Title: Agribusiness and Capital Markets Credit Officer
FARM CREDIT SERVICES OF WESTERN ARKANSAS FEDERAL LAND CREDIT ASSOCIATION, as a Voting Participant By: /s/ Charlie McConnell Name: Charlie McConnell Title: SVP/CLO

Signature Page to First Amendment to Credit Agreement

Exhibit 10.1
Annex A-1
AMENDED CREDIT AGREEMENT
See attached.
Annex A-1-1

Exhibit 10.1
Annex A-2
CLEAN AMENDED CREDIT AGREEMENT
See attached.

Annex A-2-1